Exhibit 99.1

Contacts: URS Corporation Sam Ramraj Vice President, Investor Relations (415) 774-2700	Sard Verbinnen & Co Hugh Burns/Jamie Tully/Briana Kelly (212) 687-8080

URS CORPORATION REPORTS FIRST QUARTER 2012 RESULTS

Net Income 28% Higher and EPS Up 35% From First Quarter of 2011

URS Announces Quarterly Dividend

SAN FRANCISCO, CA – May 8, 2012 – URS Corporation (NYSE: URS) today reported its financial results for the first quarter of fiscal 2012, which ended on March 30, 2012.  Revenues for the quarter were $2.36 billion, compared with $2.32 billion recorded during the first quarter of 2011.  Operating income for the quarter was $163.9 million, compared with $132.1 million reported in the corresponding period of the prior year. Net income was $79.7 million, a 28% increase from net income of $62.1 million reported in the first quarter of 2011.  Diluted earnings per share (“EPS”) were $1.07, an increase of 35% from EPS of $0.79 reported in the first quarter of last year.

The results for the first quarter of fiscal 2012 included an after-tax charge of $3.4 million, or $.05 per share, related to the pending acquisition of Flint Energy Services Ltd. (“Flint”).  Excluding this charge, URS’ net income for the first quarter of fiscal 2012 would have been $83.1 million, a 34% increase from the same quarter last year, and diluted EPS would have been $1.12, 42% higher than the first quarter of 2011.

A table reconciling net income and EPS for the Company for the first quarter of fiscal 2012, excluding the charge noted above, to generally accepted accounting principles (“GAAP”) results is included in the Reconciliation Schedule of GAAP to Non-GAAP Measures attached to this release and available on the investor relations section of the Company’s website at: www.urs.com.

Commenting on the Company’s financial results, Martin M. Koffel, Chairman and Chief Executive Officer, stated:  “URS performed well in the first quarter.  Revenues from our federal sector business were particularly strong, reflecting our strong market positions and our continued successful execution of large, long-term assignments.  We are well positioned in each of our core markets and we are confident in our ability to meet our outlook for the year.  In addition, we are looking forward to successfully completing our previously announced acquisition of Flint Energy Services, which will significantly expand our presence in the growing oil and gas sector, particularly in the North American unconventional oil and gas segments.  Subject to final closing conditions, we expect to close the acquisition shortly.”

The Company’s backlog was $14.1 billion at the end of the first quarter of 2012, compared to $14.3 billion as of December 30, 2011, the last day of the Company’s 2011 fiscal year.  The Company ended the quarter with a book of business of $27.0 billion, essentially flat compared to the end of fiscal 2011.

Business Segment Results

In addition to providing consolidated financial results, URS reports separate financial information for its three reporting segments:  Infrastructure & Environment, Federal Services, and Energy & Construction.  The Infrastructure & Environment segment includes program management, planning, design and engineering, construction management, and operations and maintenance services in the federal, infrastructure, oil and gas, and industrial and commercial markets.  The Federal Services segment primarily includes program management, planning, systems engineering and technical assistance, construction and construction management, operations and maintenance, IT services, and decommissioning and closure services to the U.S. Departments of Defense, State, Homeland Security and Treasury, NASA and other federal agencies.  The Energy & Construction segment includes program management, planning, design, engineering, construction and construction management, operations and maintenance, and decommissioning and closure services to clients in the power, infrastructure, oil and gas, industrial and commercial, and federal markets.

Infrastructure & Environment.  For the first quarter of 2012, the Infrastructure & Environment segment reported revenues of $964.2 million and operating income of $45.9 million, compared to revenues of $909.9 million and operating income of $55.7 million for the corresponding period in 2011.

Federal Services.  For the first quarter of 2012, the Federal Services segment reported revenues of $717.1 million and operating income of $93.0 million, compared to revenues of $581.1 million and operating income of $35.8 million for the corresponding period in 2011.  The Federal Services segment results for the first quarter of 2012 included $59.7 million in revenues generated by Apptis Holdings, Inc., which URS acquired in June 2011.

Energy & Construction.  For the first quarter of 2012, the Energy & Construction segment reported revenues of $725.7 million and operating income of $48.1 million, compared to revenues of $866.4 million and operating income of $63.0 million for the corresponding period in 2011.

Quarterly Dividend

On May 4, 2012, the Company declared a quarterly cash dividend of $0.20 per common share for the second quarter of 2012.  The dividend will be paid on July 6, 2012 to stockholders of record as of June 15, 2012.

Outlook for the Remainder of Fiscal 2012

URS reaffirmed its expectation that fiscal 2012 revenues will be between $9.9 billion and $10.1 billion, net income will be between $292 and $300 million and EPS will be between $3.95 and $4.05.  The Company’s fully diluted weighted-average shares outstanding for 2012 are expected to be approximately 74 million shares.  These results exclude any effect from its proposed acquisition of Flint Energy Services Ltd.

Webcast Information

URS will host a dial-in conference call on Tuesday, May 8, 2012 at 5:00 p.m. (ET) to discuss its first quarter fiscal 2012 results.  A live webcast of this call will be available on the investor relations portion of URS’ website at http://investors.urs.com.

URS Corporation (NYSE:  URS) is a leading provider of engineering, construction and technical services for public agencies and private sector companies around the world.  The Company offers a full range of program management; planning, design and engineering; systems engineering and technical assistance; construction and construction management; operations and maintenance; and decommissioning and closure services.  URS provides services for power, infrastructure, industrial, oil and gas, and federal projects and programs.  Headquartered in San Francisco, URS Corporation has more than 46,000 employees in a network of offices in nearly 50 countries (www.urs.com).

TABLES TO FOLLOW
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Statements contained in this earnings release that are not historical facts may constitute forward-looking statements, including statements relating to future revenues, net income and earnings per share, future outstanding shares, future backlog and book of business, future acquisition of Flint Energy Services Ltd., future dividend payments and other future business, economic and industry trends and conditions.  We believe that our expectations are reasonable and are based on reasonable assumptions; however, we caution against relying on any of our forward-looking statements as such forward-looking statements by their nature involve risks and uncertainties.  A variety of factors, including but not limited to the following, could cause our business and financial results, as well as the timing of events, to differ materially from those expressed or implied in our forward-looking statements:  declines in the economy or client spending; changes in our book of business; our compliance with government contract procurement regulations; impairment of our goodwill; integration of acquisitions; employee, agent or partner misconduct; our ability to procure government contracts; liabilities for pending and future litigation; environmental liabilities; availability of bonding and insurance; our reliance on government appropriations; unilateral termination provisions in government contracts; our ability to make accurate estimates and assumptions; our accounting policies; workforce utilization; our and our partners’ ability to bid on, win, perform and renew contracts and projects; liquidated damages; our dependence on partners, subcontractors and suppliers; customer payment defaults; our ability to recover on claims; impact of target and fixed-priced contracts on earnings; the inherent dangers at our project sites; the impact of changes in laws and regulations; nuclear indemnifications and insurance; misstatements in expert reports; a decline in defense spending; industry competition; our ability to attract and retain key individuals; retirement plan obligations; our leveraged position and the ability to service our debt; restrictive covenants in our credit agreement; risks associated with international operations; business activities in high security risk countries; information technology risks; natural and man-made disaster risks; our relationships with labor unions; our ability to protect our intellectual property rights; anti-takeover risks and other factors discussed more fully in our Form 10-Q for the period ended March 30, 2012, as well as in other reports subsequently filed from time to time with the United States Securities and Exchange Commission.  The forward-looking statements represent our current intentions as of the date on which they were made and we assume no obligation to revise or update any forward-looking statements.

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
 (In millions, except per share data)

	March 30, 2012	December 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$1,309.5	$436.0
Accounts receivable, including retentions of $66.1 and $67.5, respectively	1,091.2	1,114.7
Costs and accrued earnings in excess of billings on contracts	1,415.6	1,317.1
Less receivable allowances	(38.7)	(43.1)
Net accounts receivable	2,468.1	2,388.7
Deferred tax assets	65.5	63.0
Other current assets	166.8	201.2
Total current assets	4,009.9	3,088.9
Investments in and advances to unconsolidated joint ventures	129.1	107.7
Property and equipment at cost, net	270.9	269.4
Intangible assets, net	508.9	522.0
Goodwill	2,784.2	2,773.0
Other assets	104.4	101.6
Total assets	$7,807.4	$6,862.6
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$62.4	$61.5
Accounts payable and subcontractors payable, including retentions of $39.0 and $39.6, respectively	641.1	659.1
Accrued salaries and employee benefits	542.9	527.0
Billings in excess of costs and accrued earnings on contracts	250.6	310.8
Other current liabilities	158.3	176.5
Total current liabilities	1,655.3	1,734.9
Long-term debt	1,703.2	737.0
Deferred tax liabilities	281.8	276.5
Self-insurance reserves	135.6	132.7
Pension and post-retirement benefit obligations	274.5	276.0
Other long-term liabilities	202.5	221.1
Total liabilities	4,252.9	3,378.2
Commitments and contingencies
URS stockholders’ equity:
Preferred stock, authorized 3.0 shares; no shares outstanding	—	—
Common stock, par value $.01; authorized 200.0 shares; 88.0 and 87.8 shares issued, respectively; and 75.9 and 76.7 shares outstanding, respectively	0.9	0.9
Treasury stock, 12.1 and 11.1 shares at cost, respectively	(494.9)	(454.9)
Additional paid-in capital	2,979.4	2,966.8
Accumulated other comprehensive loss	(89.3)	(110.8)
Retained earnings	1,039.7	975.2
Total URS stockholders’ equity	3,435.8	3,377.2
Noncontrolling interests	118.7	107.2
Total stockholders’ equity	3,554.5	3,484.4
Total liabilities and stockholders’ equity	$7,807.4	$6,862.6

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(In millions, except per share data)

	Three Months Ended
	March 30,	April 1,
	2012	2011

Revenues	$2,361.5	$2,319.8
Cost of revenues	(2,203.2)	(2,202.7)
General and administrative expenses	(17.5)	(22.4)
Acquisition-related expenses	(5.6)	—
Equity in income of unconsolidated joint ventures	28.7	37.4
Operating income	163.9	132.1
Interest expense	(9.8)	(5.2)
Income before income taxes	154.1	126.9
Income tax expense (as revised) (1)	(48.6)	(39.0)
Net income including noncontrolling interests (as revised) (1)	105.5	87.9
Noncontrolling interests in income of consolidated subsidiaries (as revised) (1)	(25.8)	(25.8)
Net income attributable to URS	$79.7	$62.1

Earnings per share:
Basic	$1.08	$0.79
Diluted	$1.07	$0.79
Weighted-average shares outstanding:
Basic	74.0	78.4
Diluted	74.3	78.8

Cash dividends declared per share	$0.20	$—

(1)
We have corrected the calculation and previously reported presentation of income tax expense, net income including noncontrolling interests and noncontrolling interests in income of consolidated subsidiaries by revising prior year amounts, as discussed on page 11 of this press release.

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In millions)

	Three Months Ended
	March 30,	April 1,
	2012	2011
Cash flows from operating activities:
Net income including noncontrolling interests (as revised) (1)	$105.5	$87.9
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	20.0	20.2
Amortization of intangible assets	17.2	13.0
Amortization of debt issuance costs and discount	0.8	1.6
Normal profit	1.4	1.0
Provision for doubtful accounts	1.4	1.3
Deferred income taxes	2.1	25.6
Stock-based compensation	11.3	12.0
Excess tax benefits from stock-based compensation	(0.4)	(0.7)
Equity in income of unconsolidated joint ventures	(28.7)	(37.4)
Dividends received from unconsolidated joint ventures	18.6	11.9
Changes in operating assets, liabilities and other:
Accounts receivable and costs and accrued earnings in excess of billings on contracts	(78.5)	(1.1)
Other current assets	(5.9)	(4.0)
Advances to unconsolidated joint ventures	(5.7)	(9.3)
Accounts payable, accrued salaries and employee benefits, and other current liabilities (as revised) (1)	(20.1)	(3.3)
Billings in excess of costs and accrued earnings on contracts	(65.5)	3.3
Other long-term liabilities	(4.1)	(12.3)
Other assets	14.2	1.2
Total adjustments and changes	(121.9)	23.0
Net cash from operating activities	(16.4)	110.9
Cash flows from investing activities:
Payments for exercised shares in connection with a business acquisition	—	(2.9)
Proceeds from disposal of property and equipment	9.5	1.5
Investments in unconsolidated joint ventures	(4.0)	(7.2)
Changes in restricted cash	1.7	(0.3)
Capital expenditures, less equipment purchased through capital leases and equipment notes	(17.8)	(11.0)
Net cash from investing activities	(10.6)	(19.9)

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – UNAUDITED (continued)
(In millions)

	Three Months Ended
	March 30,	April 1,
	2012	2011
Cash flows from financing activities:
Borrowings from long-term debt	998.9	—
Payments on long-term debt	(1.6)	—
Borrowings from revolving line of credit	50.0	—
Payments on revolving line of credit	(73.6)	(2.1)
Net payments under foreign lines of credit and short-term notes	(8.9)	(7.5)
Net change in overdrafts	0.6	(18.6)
Payments on capital lease obligations	(2.6)	(2.1)
Payments of debt issuance costs	(8.7)	—
Excess tax benefits from stock-based compensation	0.4	0.7
Proceeds from employee stock purchases and exercises of stock options	1.0	1.5
Distributions to noncontrolling interests	(15.5)	(15.6)
Contributions and advances from noncontrolling interests	0.5	3.2
Repurchases of common stock	(40.0)	(136.7)
Net cash from financing activities	900.5	(177.2)
Net change in cash and cash equivalents	873.5	(86.2)
Cash and cash equivalents at beginning of period	436.0	573.8
Cash and cash equivalents at end of period	$1,309.5	$487.6

Supplemental information:
Interest paid	$7.3	$4.1
Taxes paid	$8.8	$57.2

Supplemental schedule of non-cash investing and financing activities:
Equipment acquired with capital lease obligations and equipment note obligations	$3.9	$2.4
Dividends declared but not paid	$15.2	$—

(1)
We have corrected the previously reported presentation of net income including noncontrolling interests, and accounts payable, accrued salaries and employee benefits, and other current liabilities discussed on page 11 of this press release.

URS CORPORATION AND SUBSIDIARIES
RECONCILIATION SCHEDULE OF GAAP TO NON-GAAP MEASURES

Net income and diluted EPS, excluding the impact of acquisition-related expenses in the table below is not computed in accordance with generally accepted accounting principles (“GAAP”). We present these amounts to demonstrate their impact.  These non-GAAP measures are useful to us, and may be useful to investors, because they permit a comparison of the actual or expected performance of our ongoing business with the actual performance of our business in prior periods.  Net income and diluted EPS excluding the impact of acquisition-related expenses should not be used as a substitute for net income and diluted EPS prepared in conformity with GAAP, or as a GAAP measure of profitability or cash flows.

Below is the reconciliation of net income and diluted EPS, before the impact of acquisition-related expenses, to GAAP net income and diluted EPS for the three months ended March 30, 2012.

	Three Months Ended March 30, 2012
(In millions, except per share data)	Net Income	Diluted EPS
Before the impact of acquisition-related expenses	$83.1	$1.12
Acquisition-related expenses, net of tax	(3.4)	(.05)
Net income and diluted EPS	$79.7	$1.07

URS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION REGARDING REVISION OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Revision of Previously Issued Financial Statements

During fiscal year 2011, we identified an error and revised our calculation and presentation of income tax expense related to noncontrolling interests in consolidated joint ventures that pass taxable income through to their partners.  This revision did not cause a change in either our net income or EPS.  We revised the amounts for the three months ended April 1, 2011.

The effects of these revisions on our condensed consolidated statement of operations and condensed consolidated statement of cash flows for the three months ended April 1, 2011 are as follows:

	Three Months Ended
	April 1, 2011
	As Reported	Adjustment	As Revised
(In millions)
Condensed Consolidated Statement of Operations Data:
Income before income taxes	$126.9	$—	$126.9
Income tax expense	(44.0)	5.0	(39.0)
Net income including noncontrolling interests	82.9	5.0	87.9
Noncontrolling interests in income of consolidated subsidiaries	(20.8)	(5.0)	(25.8)
Net income attributable to URS	$62.1	$—	$62.1

	Three Months Ended
	April 1, 2011
	As Reported	Adjustment	As Revised
(In millions)
Condensed Consolidated Statement of Cash Flows Data:
Cash flows from operating activities:
Net income including noncontrolling interests	$82.9	$5.0	$87.9
Accounts payable, accrued salaries and employee benefits, and other current liabilities	$1.2	$(4.5)	$(3.3)
Other long-term liabilities	$(11.8)	$(0.5)	$(12.3)

URS CORPORATION AND SUBSIDIARIES
BOOK OF BUSINESS

	Infrastructure		Energy
	&	Federal	&
(In millions)	Environment	Services	Construction	Total
As of March 30, 2012
Backlog	$3,189.1	$3,814.6	$7,126.6	$14,130.3
Option years	298.8	2,248.9	2,042.5	4,590.2
Indefinite delivery contracts	3,156.9	3,164.3	1,968.0	8,289.2
Total book of business	$6,644.8	$9,227.8	$11,137.1	$27,009.7

As of December 30, 2011
Backlog	$2,993.1	$4,141.8	$7,124.7	$14,259.6
Option years	316.6	2,370.1	2,026.2	4,712.9
Indefinite delivery contracts	2,806.5	3,304.0	1,948.0	8,058.5
Total book of business	$6,116.2	$9,815.9	$11,098.9	$27,031.0

	March 30,	December 30,
(In millions)	2012	2011
Backlog by market sector:
Federal	$7,896.0	$8,542.4
Infrastructure	3,169.8	3,011.0
Oil & Gas (1)	452.0	383.4
Power	1,622.3	1,623.8
Industrial (1)	990.2	699.0
Total backlog	$14,130.3	$14,259.6

(1)
Effective at the beginning of our 2012 fiscal year, we revised our presentation to show our revenues from the oil & gas market sector separately.   In addition, we have changed the name of our “industrial and commercial” market sector to “industrial” market sector.  This new presentation has been implemented in anticipation of the inclusion of a new business from the pending Flint acquisition, which we expect to close in the second quarter of 2012, assuming receipt of final regulatory approvals and satisfaction or waiver of all conditions to closing.  For comparative purposes, we reclassified the prior period’s data to conform them to the current period’s presentation.

URS CORPORATION AND SUBSIDIARIES
REVENUES AND OPERATING INCOME BY DIVISION

	Three Months Ended
(In millions)	March 30,	April 1,
	2012	2011
Revenues
Infrastructure & Environment	$964.2	$909.9
Federal Services (1)	717.1	581.1
Energy & Construction	725.7	866.4
Inter-segment eliminations	(45.5)	(37.6)
Total revenues	$2,361.5	$2,319.8
Operating income
Infrastructure & Environment	$45.9	$55.7
Federal Services (1)	93.0	35.8
Energy & Construction	48.1	63.0
Corporate	(23.1)	(22.4)
Total operating income	$163.9	$132.1

(1)	The operating results of Apptis were included in the three months ended March 30, 2012, but not in the corresponding period ended April 1, 2011, as we completed the acquisition in June 2011.

URS CORPORATION AND SUBSIDIARIES
REVENUE BREAKDOWN BY DIVISION AND MARKET SECTOR

Amounts shown in the table below are net of eliminations.

(In millions)	Federal	Infrastructure	Oil and Gas (1)	Power	Industrial (1)	Total
Three months ended March 30, 2012
Infrastructure & Environment	$179.3	$384.3	$124.7	$55.4	$183.5	$927.2
Federal Services	717.0	—	—	—	—	717.0
Energy & Construction	277.0	53.7	38.5	236.6	111.5	717.3
Total	$1,173.3	$438.0	$163.2	$292.0	$295.0	$2,361.5

Three months ended April 1, 2011
Infrastructure & Environment	$160.1	$394.1	$102.4	$52.8	$188.2	$897.6
Federal Services	580.9	—	—	—	—	580.9
Energy & Construction	323.5	106.0	61.1	247.5	103.2	841.3
Total	$1,064.5	$500.1	$163.5	$300.3	$291.4	$2,319.8

(1)
Historically, we have included revenues from the oil & gas market sector as part of our presentation of revenues from the industrial & commercial market sector.  Effective at the beginning of our 2012 fiscal year, we revised our presentation to show our revenues from the oil & gas market sector separately.  In addition, we have changed the name of our “industrial and commercial” market sector to “industrial” market sector.  For comparative purposes, we reclassified the prior period’s data to conform them to the current period’s presentation.